EX-28.h.2

NATIONWIDE VARIABLE INSURANCE TRUST

ADMINISTRATIVE SERVICES PLAN

Effective May 1, 2007

Amended September 30, 2018*

Section 1. This Administrative Services Plan (the “Plan”) constitutes the administrative services plan for the classes of the funds as listed on Exhibit A (collectively, the “Funds”), each a series of Nationwide Variable Insurance Trust (the “Trust”), and is adopted upon review and approval by the Board of Trustees (the “Board”) of the Trust.

Section 2. The administrator of the Funds is authorized to execute and deliver, in its own name but on behalf of the Funds, written agreements (“Servicing Agreements”) with financial institutions which are shareholders of record or which have a servicing relationship (“Service Organizations”) with the beneficial owners of a class of a Fund’s shares of beneficial interest (“Shares”). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund’s applicable Prospectus to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at an annual rate not to exceed the rates listed on Exhibit A for each class of shares owned of record or beneficially by such Service Organization’s customers. The actual fees payable under each Service Agreement shall be based on the protocol approved by the Board as presented by the administrator. Any bank, trust company, thrift institution, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

Section 3. So long as this Plan is in effect, the administrator shall provide to a Fund’s Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made. In addition, the administrator shall provide to the Board an annual report on all Service Agreements in effect for the Trust.

Section 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved by a vote of a majority of the Trustees who are not “interested persons” of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on the Plan, provided, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund’s registration statement describing the Plan and its implementation with respect to that Fund.

Section 5. Unless sooner terminated, this Plan shall continue until May 1, 2019, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

Section 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

Section 7. This Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

Section 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

NATIONWIDE VARIABLE INSURANCE TRUST

ADMINISTRATIVE SERVICES PLAN

Effective May 1, 2007

Amended September 30, 2018*

Section 9. This Plan has been adopted as of May 1, 2007, as amended September 30, 2018.

Section 10. The Trust is a statutory trust organized under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq) and under an Agreement and Declaration of Trust and any and all amendments thereto. Pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

NATIONWIDE VARIABLE INSURANCE TRUST

ADMINISTRATIVE SERVICES PLAN

Effective May 1, 2007

Amended September 30, 2018

Name of Fund

NVIT Nationwide Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT Multi-Manager Small Company Fund

BlackRock NVIT Equity Dividend Fund

Federated NVIT High Income Bond Fund

NVIT Multi Sector Bond Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Emerging Markets Fund

NVIT International Equity Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Conservative Fund

NVIT Multi-Manager International Value Fund

NVIT S&P 500 Index Fund

American Funds NVIT Growth Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Growth-Income Fund

NVIT Bond Index Fund

NVIT International Index Fund

NVIT Small Cap Index Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager International Growth Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

Neuberger Berman NVIT Socially Responsible Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

NVIT Real Estate Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Aggressive Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Short Term Bond Fund

NVIT Multi-Manager Large Cap Value Fund

Templeton NVIT International Value Fund

NVIT Dynamic US Growth Fund (formerly, NVIT Large Cap Growth Fund)

American Century NVIT Multi Cap Value Fund

NVIT DFA Moderate Fund

NVIT DFA Capital Appreciation Fund

NVIT Cardinal Managed Growth Fund

NVIT Cardinal Managed Growth & Income Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

BlackRock NVIT Managed Global Allocation Fund

DoubleLine NVIT Total Return Tactical Fund

NVIT iShares® Fixed Income ETF Fund

NVIT iShares® Global Equity ETF Fund

*	As approved by the Board of Trustees at its meeting held on June 12-13, 2018.

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

•	25 basis points (0.25%) of the average daily net assets of the Class I, Class II, Class D or Class VIII shares of a Fund

•	20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund

•	10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.

The amount to be paid by each Class will be a Class expense.

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